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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of the _____ day of May, 1996 between COMPLETE MANAGEMENT, INC., a New York corporation (the "Company"), with its principal place of business at 254 West 31st Street, New York, New York 10001, and HARVEY R. HIRSCHFELD ("Hirschfeld"), residing at 59 Garden Oval, Springfield, New Jersey 07081. Except where the context indicates otherwise, the term Company shall include Complete Management, Inc. and any subsidiary.

     1. Period.

     Subject to the terms and conditions hereof, the term of employment of Hirschfeld under this Agreement shall be for the period (the "Employment Period") commencing on May ___, 1996 (the "Commencement Date") and expiring on May ____, 1998 (the "Expiration Date"), unless sooner terminated by the death of Hirschfeld or as provided in Paragraphs 5 or 6 hereof.

     2. Duties and Responsibilities. The Company shall employ Hirschfeld, and Hirschfeld accepts such employment to promote, organize and facilitate the formation of a subsidiary or division of the Company for the purpose of engaging in the acquisition, financing and disposal of accounts receivable (the "Division"). Hirschfeld shall be employed as its Chief Operating Officer and shall report to and be subject to the direction of the Chief Executive Officer of the Division and shall render such executive and administrative services as the Chief Executive Officer of the Division may from time to time assign to him, provided they are consistent with his


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status as Chief Operating Officer of the Division. During the Employment Period,
Hirschfeld shall devote his full time, energy, skill and attention to the businesses of the Company and shall perform his duties in a diligent, trustworthy, loyal and businesslike manner.

     3. Compensation and Benefits.

     (a)  Hirschfeld's  base  compensation  shall  be  at  the  annual  rate  of
$75,000.00   for  the  first  three  months  of  the   Employment   Period  (the
"Probationary Period") and at the annual rate of $150,000 for each month thereafter of the Employment Period, payable in regular installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions to which Hirschfeld shall agree. Such base compensation shall be subject to increases as and when determined by the board of directors of the Company in its sole discretion.

     (b) Except as otherwise provided herein, Hirschfeld shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions as are made available to executives of the Company, generally. Hirschfeld shall also be entitled to a $500 transportation allowance, payable monthly.

     (c) Hirschfeld shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his



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duties and upon submission of appropriate  documentation  in accordance with the
Company's procedures.

     (d) Hirschfeld shall be entitled to three full weeks of paid vacation during each calendar year which shall be taken in accordance with the procedures of the Company in effect from time to time.

     4. Incentive Stock Options. On the Commencement Date, the Company and Hirschfeld shall enter into a Stock Option Agreement (the "Stock Option Agreement, pursuant to which the Company shall grant to Hirschfeld options (the "Stock Options") to acquire 20,000 common shares, par value $.001 per share, of the Company (the "Common Shares") at an exercise price equal to the fair market value of the Common Shares on the Commencement Date and upon such other terms and conditions as set forth therein. The Stock Options shall be issued pursuant to the Complete Management, Inc. 1995 Stock Option Plan, subsequent to shareholder approval of an amendment thereof, and are intended to constitute Incentive Stock Options as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent permitted under the Code and non qualified options for the balance. The Stock Options may be exercised at such time and in such manner as provided in the Stock Option Agreement; provided, however, that 10,000 of such Stock Options shall vest and become exercisable one year from the date of grant and the balance one year thereafter. In the event Hirschfeld's employment is terminated for any reason other than death or Disability (as defined in Paragraph 5) any



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nonvested  Incentive  Stock Options shall  immediately  be canceled  without any further action being required to be taken by the Company.

     5. Termination in Case of Disability. In case of a Disability, which for this purpose shall mean that as a result of illness or injury, Hirschfeld is unable substantially to perform his duties hereunder for a period of at least 60 consecutive days, or a total of at least 120 days in any period of 365 consecutive days, the Company may terminate Hirschfeld's employment hereunder upon giving Hirschfeld at least thirty (30) days' written notice of termination.

     6. Other Termination by the Company.

     (a) The Company may terminate Hirschfeld's employment, with or without cause, on two weeks' written notice given at any time during the Probationary Period.

     (b) The Company may terminate Hirschfeld's employment for Cause (as defined in sub-paragraph (c) below) upon notice of termination. Upon such notice of termination, the Company shall have no further obligations to Hirschfeld hereunder.

     (c) "Cause" shall mean (i) a material breach by Hirschfeld of any of the terms, covenants, agreements or representations set forth herein, or (ii) Hirschfeld's engaging in misconduct which is materially injurious to the Company, monetarily or otherwise, including, but not limited to, engaging in any conduct which constitutes a crime under federal, state or local laws (other than minor traffic violations).



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     7. Date of Termination.  "Date of Termination" shall mean the date on which a notice of termination is given.

     8. Confidentiality; Non-Compete.

     (a) Hirschfeld agrees that during the Employment Period, or at any time thereafter, he will not, directly or indirectly, use for his own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or its customers and that upon the Expiration Date or the Date of Termination, whichever the case may be, he will deliver all lists of customers, notes, records and all other property belonging to the Company or relating to its business or its customers. Confidential Information shall include, but not be limited to, trade secrets, supplier lists, customer lists, intellectual property and any other information, whether or not proprietary, which relates to the business of the Company and which otherwise is not considered to be public information.

     (b) Hirschfeld further agrees that during the term of this Agreement and for a period of two (2) years after the Expiration Date or the Date of Termination, whichever the case may be, he will not, directly or indirectly, in any manner (i) engage in any other business in which the Division is engaged on the Expiration Date or the Date of Termination, whichever the case may be, in such geographic areas in which the Company is then engaged, and will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm, entity, or



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business that is so engaged  unless duly  authorized  by written  consent of the
Company; provided, however, that nothing herein shall prohibit Hirschfeld from owning not more than three (3%) percent of the outstanding stock of any publicly held corporation; (ii) persuade or attempt to persuade any employee of the Company to leave the employ of the Company or to become employed by any other entity; (iii) persuade or attempt to persuade any current client or former client to reduce the amount of business it does or intends or anticipates doing with the Company or (iv) take any action which might divert from the Company any opportunity of which he became aware during his employment with the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

     (c) Hirschfeld acknowledges that a violation of any of the covenants contained in this paragraph 8 may cause irreparable injury to the Company and that the Company will be entitled, in addition to any other rights and remedies it may have, to injunctive relief; provided, however, that nothing contained herein constitutes a waiver by Hirschfeld of his rights to contest the existence of any such violation of such covenants.

     (d) In the event the covenants contained in this paragraph 8 should be held by any court or other duly constituted judicial authority to be void or otherwise unenforceable in any particular jurisdiction or with respect to any particular activity, then such covenants so affected shall be deemed to have been amended and modified so as to eliminate therefrom the particular jurisdiction or activity as to which such covenants are so held to be void or otherwise unenforceable, and, as to all other



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jurisdictions  and activities  covered hereby,  the terms and provisions  hereof shall remain in full force and effect.

     (e) In the event this Agreement shall be terminated, then notwithstanding such termination, the provisions of this paragraph 8 shall survive such termination.

     9. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Hirschfeld should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (except that all notices to the Company shall be directed to the attention of a senior officer of the Company other than Hirschfeld, with a copy to the President of the Company) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.



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     11. Governing Law; Change or Termination.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in New York, and may not be changed or terminated orally.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the date first hereinabove written.

                                       COMPLETE MANAGEMENT, INC.

                                       by: /s/ Steven M. Rabinovici
                                          --------------------------------
                                          Steven M. Rabinovici
                                          Chief Executive officer

                                          /s/ HARVEY R. HIRSCHFELD
                                          --------------------------------
                                          HARVEY R. HIRSCHFELD



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